Exhibit 99.1
Private and Confidential

FOR RELEASE ON THURSDAY, MARCH 22, 2007 AT 8:30 AM EST

CONTACT:

SatCon Technology Corporation®

Dan Gladkowski

VP, Administration

617-897-2411

SATCON TECHNOLOGY REPORTS FINANCIAL RESULTS

FOR THE YEAR ENDED DECEMBER 31, 2006

Backlog at Record $35 Million, up 60% from 2005

Alternative Energy Revenues up 74% to $11 Million

Boston, MA – March 22, 2007 – SatCon Technology Corporation© (NASDAQ CM: SATC), a developer of power management and system architecture solutions for the alternative energy and distributed power markets, today announced its operating results for the quarter and year ended December 31, 2006.  Revenues for the year ended December 31, 2006 were comparable to prior year revenues of $33.8 million.  Revenues in our Stationary Power Systems business grew 44% to $14.2 million with an increase in alternative energy products of 74% to $10.6 million compared to $6.1 million in 2005 and the Electronics business grew 10% to $10.2 million, offset by revenue decreases associated with the sale of non-strategic product lines.  This revenue shift reflects the Company’s effort to focus on higher margin products and products targeted at the alternative energy and distributed power markets.  This is also consistent with our recently announced strategic collaboration with International Master Technologies I+Tec to establish a SatCon presence in Spain to serve the expanding European alternative energy market.

Looking forward, this shift can be further seen in the order backlog, which is at an all-time high of $35 million, up 60% compared with this same time a year ago. Orders on hand in our Stationary Power Systems business were $16 million, an increase of over 100%, compared with $8 million a year ago. The renewable energy portion of that backlog is approximately $5 million, compared to just over $2 million one year ago. This growth in renewable energy revenue from $6.1 in 2005 to $10.6 million in 2006 and in backlog orders of approximately $8 million are indicative of the success the Company is having with its shift in focus on its power management and system architecture solutions for the alternative energy and distributed power markets.

“I am pleased to see that our strategic shift toward our alternative energy business has resulted in product line revenue growth of 74%, driven by a 120% increase in revenues from solar inverters,” commented David Eisenhaure, President and Chief Executive Officer.  “For the quarter and year ended December 31, 2006, solar inverter revenues were $3.3 million and $8.8 million, up 230% and 120%, respectively, driven by a superior product, strong customer service and expanding relationships with the leading systems integrators in commercial solar markets.  This growth in alternative energy revenue is complimented by growth in our high reliability electronics and continued sales of hybrid-electric vehicle and distributed power technologies.  Over the past year, we have made a conscious effort to become more product and market focused versus solely technology driven, and we are seeing the benefits of that in both our revenue and backlog growth. We are also excited about our recent strategic alliance with International Master Technologies I+Tec to expand our global strategy for alternative energy.  Commercial markets are rapidly expanding in southern Europe, and a local presence is imperative to serve our global customers and new European customers.”

Operating loss for the year ended December 31, 2006 increased to $14.8 million compared with an operating loss of $9.5 million for the same period in 2005. The primary differences were a one-time gain of $1.4 million on the sale of our Shaker product line in 2005, a non-cash stock based compensation charge of approximately $1.0 million, and an increase in our investments in R&D and SG&A of approximately  $2.6 million.  These R&D and SG&A investments were steps taken to drive the strategic shift in the business for future revenue growth, which we began to realize in 2006 in our Stationary Power Systems business.

Operating loss for the quarter was $4.5 million, compared with an operating loss of $1.2 million in 2005.  Net loss for the year ended December 31, 2006 was $20.0 million, or $0.51 per share, compared with a net loss of $10.1 million, or $0.29 per share, for the same period in 2005.  A major contributor to the increase in net loss for both the quarter and year to date (as compared with the prior periods in 2005) were non-cash charges of over $4.4 million associated with the valuation of our Senior Convertible Secured Notes and warrants and the related derivatives and other investment spending noted above.

“We have taken steps to align our organization with our revenue growth initiatives,” said David Eisenhaure. “As an indication of our commitment to the growth prospects in renewable energy, distributed power and electronics, approximately 70% of our employees and 60% of our facilities are now dedicated to these faster growing businesses.”

About SatCon Technology Corporation

SatCon Technology Corporation is a developer and manufacturer of electronics and motors for the Alternative Energy, Hybrid-Electric Vehicle, Grid Support, High Reliability Electronics and Advanced Power Technology markets.  For further information, please visit the SatCon website at www.satcon.com.  SATC-E

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “will,” “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation.  There can be no assurance that the company will continue to maintain this level of new orders or that it can successfully deliver the components and systems ordered.  Additional information concerning risk factors is contained from time to time in the Company’s SEC filings.  The Company expressly disclaims any obligation to update the information contained in this release.

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SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$8,190,827	$9,194,720
Restricted cash and cash equivalents	84,000	84,000

Accounts receivable, net of allowance of $792,245 and $800,564 at December 31, 2006, 2005, respectively	8,549,923	5,332,668
Unbilled contract costs and fees	267,247	114,899
Inventory	7,945,874	6,502,168
Prepaid expenses and other current assets	756,884	710,924
Total current assets	$25,794,755	$21,939,379
Property and equipment, net	2,783,900	3,396,432
Goodwill, net	704,362	704,362
Intangibles, net	1,224,488	1,736,152
Other long-term assets	69,782	551,750
Total assets	$30,577,287	$28,328,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank line of credit	$—	$2,000,000
Current portion of long-term debt	123,219	155,919
Accounts payable	4,538,569	3,243,675
Accrued payroll and payroll related expenses	1,449,185	1,502,681
Other accrued expenses	2,405,447	1,903,130
Accrued contract losses	—	84,779
Accrued restructuring costs	1,200,326	—
Current portion of senior secured convertible notes	2,799,684	—
Current portion of investor and placement agent warrant liability	436,919	—
Deferred revenue	5,834,537	2,359,672
Total current liabilities	$18,787,886	$11,249,856

Redeemable convertible Series B preferred stock (345 shares issued and outstanding at December 31, 2006 and 2005, respectively; face value $5,000 per share; liquidation preference 100%)	1,725,000	2,125,000
Long-term debt, net of current portion	—	117,715
Long-term Senior secured convertible notes, net of current portion	10,525,589	—
Long-term warrant liability, net of current portion	1,898,843	—
Other long-term liabilities	108,049	334,435
Total Liabilities	$33,045,367	$13,827,006

Stockholders’ equity:

Common stock; $0.01 par value, 100,000,000 and 50,000,000 shares authorized; 40,105,073 and 38,382,706 shares issued and outstanding at December 31, 2006 and 2005, respectively	401,051	383,827
Additional paid-in capital	156,379,193	153,450,771
Accumulated deficit	(158,991,838)	(139,213,827)
Accumulated other comprehensive loss	(256,486)	(119,702)
Total stockholders’ equity (deficit)	$(2,468,080)	$14,501,069
Total liabilities and stockholders’ equity	30,577,287	$28,328,075

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Revenue:
Product revenue	$8,021,314	$6,038,029	$28,766,647	$27,659,409
Funded research and development and other revenue	1,533,949	1,079,052	4,990,022	6,229,695
Total revenue	9,555,263	7,117,081	33,756,669	33,889,104
Cost of product revenue	8,038,557	5,801,833	27,823,402	26,214,318
Selling, general and administrative expenses	3,356,294	2,487,852	13,007,946	10,767,768
Research and development expenses:
Funded research and development expenses	839,487	1,111,102	4,041,137	5,775,773
Unfunded research and development expenses	405,297	260,396	2,000,271	728,283
Total research and development expenses	1,244,784	1,371,498	6,041,408	6,504,056
Amortization of intangibles	109,823	111,671	430,959	446,684
Gain on sale of assets	—	(1,442,915)	(399,015)	(1,760,717)
Restructuring Costs	1,350,045	—	1,612,045	—
Write-off of impaired long-lived assets	—	—	—	1,190,436
Total operating expenses	14,099,503	8,329,939	48,516,745	43,362,545
Operating income/(loss)	(4,544,240)	(1,212,858)	(14,760,076)	(9,473,441)
Net unrealized gain/(loss) on warrants to purchase common stock	—	—	—	(28,975)
Other income/(expense)	(591,748)	(4,397)	(4,251,165)	(102,963)
Interest income	109,636	47,098	384,394	87,189
Interest expense	(448,182)	(137,570)	(1,151,164)	(603,204)
Net income/(loss)	$(5,474,534)	$(1,307,727)	$(19,778,011)	$(10,121,394)
Net income/(loss) attributable to common stockholders’	$(5,474,534)	$(1,307,727)	$(19,778,011)	$(10,121,394)
Net income/(loss) per weighted average share, basic and diluted	$(0.14)	$(0.03)	$(0.50)	$(0.29)
Weighted average number of common shares, basic and diluted	40,002,167	38,355,974	39,290,167	35,209,936